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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 7, 2013

Date of Report (date of Earliest Event Reported)

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GAME PLAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

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NEVADA	333-160730	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1712 Ravanusa Drive, Henderson, NV 89052

 (Address of principal executive offices and zip code)

(702) 951-1385

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Executive Officer

     On March 1, 2013, Charles Hazzard resigned from his position as Chief Executive Officer of the Company in order to make way for the appointment of Andrew Bachman as the new Chief Executive Officer. Mr. Hazzard and the Company believe that Mr. Bachman’s background and experience will provide the greatest opportunity to assist in the Company’s growth. Mr. Hazzard continues to serve as a member of the Board of Directors and as an Executive Vice President of the Company.

Resignations from the Board of Directors

     On March 1, 2013, Christina Mabanta-Hazzard resigned from her position as a member of the Board of Directors of the Company. Ms. Mabanta-Hazzard will continue to serve as Chief Financial and Accounting Officer of the Company.

     On March 1, 2013, Ronald Smith resigned from his position as a member of the Board of Directors of the Company.

Appointment of Chief Executive Officer and Chairman of the Board of Directors

     On March 1, 2013, Andrew Bachman accepted appointment as Chief Executive Officer of the Company. Andrew Bachman, age 29, has served as President of the Company since April 1, 2012. Effective March 1, 2013, Mr. Bachman was also elected Chairman of the Board of Directors.

     Andrew Bachman is an accomplished entrepreneur and investor who has built and sold two successful companies in the span of his career, and is currently working on developing his newest venture, Sportingblood Nutrition LLC (“Sportingblood”). Bachman co-founded Tatto Media, a company that employed innovative strategies focused on online advertising and supervised annual revenues that exceeded $100 million.  Tatto Media was later sold to Ozura World, a prominent international media group. Andrew Bachman has focused on online technique and implemented a cache of methods that catered to both advertisers and publishers. Mr. Bachman then employed his skills in professional leadership and new media as the founder of Scambook.com, a site that receives and groups reports from users seeking to recover damages accrued from faulty warrantees, social media schemes, false advertisements, bait and switches, and unauthorized credit card charges.

Appointment of Executive Vice President

    On March 1, 2013, Charles Hazzard accepted appointment as Executive Vice President of the Company. Charles Hazzard, age 36, is a founder of the Company and until March 1, 2013, served as the Company’s Chief Executive Officer. Mr. Hazzard continues to serve on the Company’s Board of Directors.

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Appointment to the Board of Directors

     On March 1, 2013, Jamie Dingman, age 39, accepted appointment as a member of the Board of Directors of the Company.

Item 9.01  Financial Statements & Exhibits

(d)  Exhibits

17.1	Resignation of Charles Hazzard as Chief Executive Officer, dated March 1, 2013

17.2	Resignation of Christina Mabanta-Hazzard from the Board of Directors, dated March 1, 2013

17.3	Resignation of Ronald Smith from the Board of Directors, dated March 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME PLAN HOLDINGS, INC.

Date: March 7, 2013	By: /s/ Andrew Bachman
Name: Andrew Bachman
Title: Chief Executive Officers

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